Exhibit 24

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Mortgage Investment Corp., a corporation organized under the laws of the state of Maryland (the “Corporation”), hereby constitute and appoint John R. Erickson, Richard E. Konzmann, Samuel A. Flax and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his true and lawful attorneys in fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation's Annual Report on Form 10-K for the fiscal year 2011, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

Dated: February 6, 2012	/s/ Malon Wilkus
Malon Wilkus
Chair and Chief Executive Officer

/s/ Malon Wilkus_________ Malon Wilkus	Director, Chair and Chief Executive Officer (Principal Executive Officer)	February 6, 2012
/s/ John R. Erickson________ John R. Erickson	Director, Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	February 6, 2012
/s/ Robert M. Couch________ Robert M. Couch	Director	February 8, 2012
/s/ Morris A. Davis_________ Morris A. Davis	Director	February 6, 2012
/s/ Randy E. Dobbs__________ Randy E. Dobbs	Director	February 6, 2012
/s/ Larry K. Harvey_________ Larry K. Harvey	Director	February 6, 2012
/s/ Alvin N. Puyear__________ Alvin N. Puryear	Director	February 6, 2012